UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts		02108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2016, Cosi, Inc. (the “Company”) received notice from the NASDAQ Stock Market, indicating that the Company will have an additional 180-day grace period, or until November 14, 2016, to regain compliance with NASDAQ’s minimum bid price requirement.  In order to regain compliance, shares of the Company’s common stock must maintain a minimum bid closing price of at least $1.00 per share for a minimum of ten consecutive business days during the additional grace period.  The notification letter has no effect at this time on the listing of the Company’s common stock on The NASDAQ Capital Market.  The Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “COSI”.  The Company has provided written notice to NASDAQ of its intention to cure the minimum bid price deficiency during the second grace period by effecting a reverse stock split if necessary.

On May 18, 2016, the Company issued a press release announcing the receipt of the notice from NASDAQ.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 (c). Exhibits.

99.1	Press Release of Cosi, Inc, dated May 18, 2016.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cosi, Inc.

Date: May 18, 2016	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: Vice President & General Counsel, CCO

EXHIBIT INDEX
Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of Cosi, Inc., May 18, 2016.	E